Exhibit 10.09

COHERENT CORP., 375 Saxonburg Boulevard, Saxonburg, PA 16056
General Offices: 724-352-4455

COHERENT CORP. REVISED
EXECUTIVE SEVERANCE PLAN
Revised Participation Agreement
Participant Name:
Primary Work Location:

This Participation Agreement (this “Agreement”) is made and entered into by and between Coherent Corp., a Pennsylvania corporation (the “Company”), and the undersigned individual (“you”), who is an employee or officer of the Company and/or an Affiliate of the Company.

The Company adopted the Coherent Corp. Revised Executive Severance Plan (the “Revised Plan”). Unless otherwise defined in this Agreement, any capitalized terms used in this Agreement will have the meanings set forth in the Revised Plan. A copy of the Revised Plan is attached as Annex A and is deemed to be part of this Agreement.

The Company has selected you to become a Participant in the Revised Plan. Under the Revised Plan, you may become entitled to certain termination benefits if you incur a Qualifying Termination and you otherwise satisfy all of the terms and conditions of the Revised Plan.

By executing this Agreement, you acknowledge and agree that you are a Participant in the Revised Plan, and that any termination benefits that you may become entitled to receive under the Revised Plan will be based on the following periods and multipliers that have been established by the Company:

Timing of Date of Termination	Applicable Severance Multiplier	Applicable Bonus Multiplier	Applicable Benefits Multiplier	Applicable Protection Period
Date of Termination during a Non-CIC Period	12 months	N/A	12 months
Date of Termination during a CIC Period	24 months	2.0	18 months	18 months

Further, by executing this Agreement, you acknowledge and agree that your participation in the Revised Plan is in consideration for your strict compliance with the restrictive covenants in Article VI of the Revised Plan, which include covenants for best efforts, non-competition, non-solicitation, and non-disclosure of Confidential Information, and that any termination benefits that you may become entitled to receive under the Revised Plan will be subject to your strict compliance with each restrictive covenant in Article VI of the Revised Plan for the duration of the Restricted Period. The length of the Restricted Period depends on when your Date of Termination occurs, as follows:

Timing of Date of Termination    Length of Restricted Period
Date of Termination during a Non-CIC Period    12 months
Date of Termination during a CIC Period    24 months

By executing this Agreement and participating in the Revised Plan, you acknowledge and agree that the Revised Plan and this Agreement represents the entire agreement and understanding between the Company and you concerning severance and separation from the Company, and supersedes and replaces any and all prior agreements, understandings and arrangements concerning severance and separation from the Company, including, without limitation, any employment agreement with the Company and any prior Participation Agreement with respect to a predecessor to the Revised Plan.

If you previously entered into an employment agreement with the Company (an “Employment Agreement”), you acknowledge and agree that your Participation in the Revised Plan is intended to supersede and replace your Employment Agreement. By executing this Agreement and becoming a Participant in the Revised Plan, you acknowledge and agree that your Employment Agreement is hereby terminated and you will have no further right, title or interest under your Employment Agreement regarding your rights to severance and benefits upon termination of employment.

IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officer as of the date set forth below.

Please sign below and return this Agreement to the Company by no later than December 31, 2023, at which time this offer will expire and become null and void and of no legal force or effect without further notice to you.

[PARTICIPANT NAME]    COHERENT CORP.

Signed: ____________________________________________________    By: ___________________________________________________
Date: ____________________________________________________    Name: ____________________________________________________
Title: ____________________________________________________
Date: ____________________________________________________

2